Exhibit 10.29.1

GRANT NO.

VISUAL NETWORKS, INC.

STOCK OPTION CERTIFICATE

THIS CERTIFIES THAT Lawrence S. Barker (the “Employee”) has been awarded under the VISUAL NETWORKS, INC. 2003 STOCK OPTION PLAN (the “Plan”), non-statutory stock options (each, an “Option” or collectively, the “Options”) to purchase 150,000 shares of Common Stock, par value $0.01 per share (“Common Stock”) of VISUAL NETWORKS, INC., a Delaware corporation (the “Company”), at a price of $3.32 per share (the “Exercise Price”). This Certificate constitutes part of and is subject to the terms and provisions of the attached Nonstatutory Stock Option Grant Agreement (the “Agreement”), which is incorporated by reference herein.

Grant Date: April 21, 2004

Expiration Date: The Options expire at 5:00 p.m. Eastern Time on the last business day prior to the tenth anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

Vesting Schedule: The Options vest and become exercisable in accordance with the vesting schedule below, subject to the terms and conditions described in the Agreement.

Event	Number of Shares Vested

If Employee meets the quarterly revenue and backlog objectives for the year ended December 31, 2004 set forth on Exhibit A to Employee’s Employment Agreement dated as of April 28, 2004 (the “Employment Agreement”) and year-over-year growth in recognized revenue exceeds 30% for each quarter of 2005 (as set forth in the Company’s Annual Report on Form 10-K for 2005 as filed with the Securities and Exchange Commission (the “2005 10-K”)).

OR

100,000(1)

If Employee meets the quarterly revenue and backlog objectives for the year ended December 31, 2004 set forth on Exhibit A of the Employment Agreement and year-over-year growth in revenue exceeds 40% for each quarter of 2005 (as set forth in the 2005 10-K.

OR

150,000(1)

April 21, 2011	150,000

(1)	These shares would vest as of the date that the 2005 10-K is filed with the SEC.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer on this 21st day of April, 2004.

VISUAL NETWORKS, INC.

By:	/s/ George J. Roberts

George J. Roberts Chief Financial Officer

The undersigned hereby acknowledges that he/she has carefully read the attached Agreement and the prospectus of the Plan and agrees to be bound by all of the provisions set forth in such documents.

EMPLOYEE

/s/ Lawrence S. Barker

Lawrence S. Barker Date: April 21, 2004

GRANT NO.

NONSTATUTORY STOCK OPTION GRANT AGREEMENT

UNDER THE

Visual Networks, Inc. 2003 Stock Incentive Plan

1. Terminology. All capitalized words that are not defined in this Agreement have the meanings ascribed to them in the Plan. For purposes of this Agreement, the terms below have the following meanings:

(a) “Cause” shall mean willful misconduct in connection with the Employee’s duties or willful failure to perform his or her responsibilities in the best interests of the Company (including, without limitation, breach by the Employee of any provision of any employment, non-disclosure, non-competition or similar agreement between the Employee and the Company), as determined by the Company, which determination shall be conclusive.

(b) “Company” includes Visual Networks, Inc. and its Affiliates, except where the context otherwise requires.

(c) “Option Shares” mean the shares of Common Stock underlying the Options.

(d) “Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether the Optionee is totally and permanently disabled will be final and binding on all parties concerned.

2. (a) Vesting. The Options vest in accordance with the vesting schedule identified in the Stock Option Certificate which is attached hereto and constitutes a part of the Agreement (the ”Vesting Schedule”), so long as the Employee is in the continuous employ of, or in a service relationship with, the Company from the Grant Date through the applicable date upon which vesting is scheduled to occur. No vesting will accrue to any Options after the Employee ceases to be in either an employment or other service relationship with the Company.

(b) Change in Control. In the event of a “change of control,” as defined below, on or prior to December 31, 2006, this option shall vest and be exercisable notwithstanding the foregoing as to 100% of the unvested shares at the time of such change in control. For purposes of this Agreement, a “change of control” shall be deemed to occur upon the first of the following events:

(i) any person becomes the beneficial owner, directly or indirectly, of the securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities and such person has the ability to elect a majority of the members of the Company’s Board of Directors, if such ownership is not in place on the date of the grant;

(ii) any person becomes the beneficial owner, directly or indirectly, of the securities of the Company sufficient to elect a majority of the members of the Board of Directors of the Company, provided that the Optionee’s responsibilities as an employee of the Company are materially adversely diminished by such change in control; or

(iii) the sale of all or substantially all of the assets of the Company, or a merger, consolidation, or similar transaction of the Company in which the Company is not the surviving entity or the Company’s stockholders immediately prior to such transaction hold less than 50% of the voting securities of the surviving entity.

A “change in control” shall not include either of the following events:

(i) a transaction, the sole purpose of which is to change the state of the Company’s incorporation; or

(ii) a transaction, the result of which is to sell all or substantially all of the assets of the Company to another entity (the “surviving entity”); provided the surviving entity is owned directly or indirectly by the Company’s stockholders immediately following such transaction in substantially the same proportions as their ownership of the Company’s voting capital stock immediately preceding such transaction.

3. Exercise of Options.

(a) Right to Exercise. The Employee may exercise the Options to the extent vested at any time on or before the Expiration Date or the earlier termination of the Options, unless otherwise provided in this Agreement. Section 4 below describes certain limitations on exercise of the Options that apply in the event of the Employee’s death, Total and Permanent Disability, or termination of employment or other service relationship with the Company. The Options may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than ten shares (or such lesser number of shares as to which the Options are then exercisable). No fractional shares will be issued under the Options.

(b) Exercise Procedure. In order to exercise the Options, the following items must be delivered to the Treasurer of the Company before the expiration or termination of the Options: (i) an exercise notice, in such form as the Administrator may require from time to time, specifying the number of Option Shares to be purchased, and (ii) full payment of the Exercise Price for such Option Shares or properly executed, irrevocable instructions, in such form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 3(c) of this Agreement. An exercise will not be effective until all of the foregoing items are received by the Treasurer of the Company.

(c) Method of Payment. Payment of the Exercise Price may be made by delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion, a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator, or a combination of the foregoing. In addition, payment of the Exercise Price may be made by any of the following methods, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

(i) by tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that such shares have been owned by the Optionee for a period of at least twelve months free of any substantial risk of forfeiture or were purchased on the open market without assistance, direct or indirect, from the Company; or

(ii) by any other method approved by the Administrator.

(d) Issuance of Shares upon Exercise. Upon exercise of the Options in accordance with the terms of this Agreement, the Company will issue to the Optionee, the brokerage firm specified in the Optionee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Options, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock.

4. Termination of Employment or Service.

(a) Exercise Period Following Cessation of Employment or Other Service Relationship, In General. If the Optionee ceases to be employed by, or in a service relationship with, the Company for any reason other than death, Total and Permanent Disability, or discharge for Cause, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the three-month period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such three-month period.

(b) Disability of Optionee. Notwithstanding the provisions of Section 4(a) above, if the Optionee ceases to be employed by, or in a service relationship with, the Company as a result of the Optionee’s Total and Permanent Disability, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the one-year period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such one-year period.

(c) Death of Optionee. If the Optionee dies prior to the expiration or other termination of the Options, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon the Optionee’s death, and (ii) the vested Options remain exercisable during the one-year period following the Optionee’s death, but in no event after the Expiration Date, by the Optionee’s executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution. Unless sooner terminated, the vested Options terminate upon the expiration of such one-year period.

(d) Misconduct. Notwithstanding anything to the contrary in this Agreement, the Options terminate in their entirety, regardless of whether the Options are vested in whole or in part, immediately upon the Optionee’s discharge of employment or other service relationship for Cause or upon the Optionee’s commission of conduct constituting Cause during any period following the cessation of employment or service relationship during which the Options would otherwise be exercisable.

5. Nontransferability of Options. These Options are nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee, the Options may be exercised only by the Optionee or, during the period the Optionee is under a legal disability, by the Optionee’s guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

6. Nonstatutory Nature of the Options. The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed. The Optionee acknowledges that, upon exercise of the Options, the Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the Option Shares over the Exercise Price and must comply with the provisions of Section 7 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

7. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due the Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options. The Company may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Option Shares.

The Administrator may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

8. Adjustments for Corporate Transactions and Other Events. In the event of changes in the Common Stock of the Company by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator, in its discretion and without the consent of the Optionee, may make adjustments in the Options or in any other matters which relate to the Options as the Administrator, shall, in its sole discretion, determine to be necessary or appropriate.

Adjustments under this Section 8 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to the Options on account of any such adjustments. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by the Optionee pursuant to this Section 8 in exchange for, or by virtue of the Optionee’s ownership of, the Options or the Option Shares, except as otherwise determined by the Administrator.

9. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter the at-will or other employment status or other service relationship of the Optionee, nor be construed as a contract of employment or service relationship between the Company and the Optionee, or as a contractual right of Optionee to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge the Optionee at any time with or without cause or notice and whether or not such discharge results in the failure of any Options to vest or any other adverse effect on the Optionee’s interests under the Plan.

10. No Rights as a Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued.

11. Optionee. Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Options may be transferred by will or by the laws of descent and distribution, or another permitted transferee, the word “Optionee” shall be deemed to include such person.

12. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

13. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.

14. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Option Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

15. Governing Documents. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

16. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located, and the Optionee hereby agrees and submits to the personal jurisdiction and venue thereof.

17. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.